Exhibit 99.1

API Technologies Reports Results for the Fiscal Second Quarter

Ended May 31, 2013

•	Revenue of $68.1 million, up 11.6% sequentially over prior fiscal quarter

•	Book-to-Bill ratio of 1.1

•	Term debt repayment of $75.9 million as of July 10, 2013

•	Net income of $7.5 million

ORLANDO, FL – (Business Wire) – July 10, 2013 – API Technologies Corp. (NASDAQ:ATNY) (“API”, “API Technologies”, or the “Company”), a trusted provider of RF/microwave, microelectronics, and security solutions for critical and high-reliability applications, today announced results for the fiscal second quarter ended May 31, 2013. Results for continuing operations for the second quarter and comparable historical periods do not include the Sensors business, which was sold on April 17, 2013. Sensors business results are reported under discontinued operations.

“This quarter we delivered growth in revenue, bookings, and profitability. At the same time, we drove two divestitures that were part of the previously announced and on-going strategic review, which primarily contributed to the reduction of our term debt by $75.9 million,” said Bel Lazar, President and Chief Executive Officer of API Technologies Corp. “Through a combined emphasis on top line growth, new product introductions, and operational efficiencies, we are successfully executing on our strategy to deliver short and long-term value to our customers and shareholders alike.”

Results for the Quarter Ended May 31, 2013

API Technologies reported revenue of $68.1 million for the quarter ended May 31, 2013, compared to $61.0 million for the quarter ended February 28, 2013 and $72.2 million for the quarter ended May 31, 2012.

Gross profit, as a percent of sales, was 23.3% for the quarter ended May 31, 2013, compared to 22.2% for the quarter ended February 28, 2013, versus 11.5% for the quarter ended May 31, 2012. Adjusted EBITDA from continuing operations for the quarter ended May 31, 2013 was $8.7 million (12.8% margin), versus $6.5 million (10.6% margin) for the quarter ended February 28, 2013, compared to $9.6 million (13.3% margin) in the quarter ended May 31, 2012.

API Technologies posted a net income of $7.5 million in the quarter ended May 31, 2013, versus a net loss of $14.4 million for the quarter ended February 28, 2013 and a net loss of $109.5 million for the quarter ended May 31, 2012. The quarter-over-quarter net income gain is largely due to a $12.0 million gain on the sale of the Sensors business, partially offset by tax expense; a $10.2 million reduction in expenses associated with the amortization of note discounts and deferred financing costs; and higher revenue in the quarter-ended May 31, 2013. The year-over-year net income gain is attributable to the write-down of $87.0 million of Goodwill related to the Company’s EMS segment and the write-down of approximately $12.6 million of discounts related to the Note that converted to shares of Series A Preferred Stock during the quarter ended May 31, 2012. At the end of the quarter, the Company had $10.2 million in cash and cash equivalents, including $1.5 million in restricted cash, and $137.7 million in debt obligations, net of discounts. During the fiscal second quarter, the Company paid down $47.1 million of term debt, primarily from the sale of the Sensors business.

Results for the Six Months Ended May 31, 2013

API Technologies reported revenue of $129.1 million for the six months ended May 31, 2013, compared to $136.5 million in the prior-year period. Gross margin was 22.7% for the six-month period ended May 31, 2013, compared to 17.4% for the six-month period ended May 31, 2012.

API Technologies posted a net loss of $7.0 million for the six months ended May 31, 2013 versus a $108.7 net loss for the six months ended May 31, 2012. Restructuring costs recorded in the six months ended May 31, 2013 were approximately $0.7 million compared to approximately $12.1 million in the comparable period of 2012.

Subsequent Events

On July 5, 2013, the Company divested its Data Bus product line for $32.5 million. Cash proceeds of $28.8 million from the Data Bus transaction were used for additional term loan repayment.

From the beginning of the fiscal second quarter through July 10, 2013, total term debt repayment was $75.9 million, which included the fiscal second quarter repayment of $47.1 million and the $28.8 million repayment from the sale of the Data Bus product line. As of July 10, 2013, the Company’s term loan balance was $89.1 million.

Conference Call

API Technologies will host a conference call to review the Company’s fiscal second quarter results tomorrow, July 11, at 10:00 a.m. Eastern Time. Bel Lazar, President and Chief Executive Officer, and Phil Rehkemper, Executive Vice President and Chief Financial Officer, will host the call.

The call will be available by dialing 1-877-317-6789 or 1-412-317-6789 and accessible by webcast at http://www.apitech.com. Recorded replays of the webcast will be available on the Company’s Investor Relations App, and for 30 days on the Company’s website and by telephone at 1-877-344-7529 or 1-412-317-0088, replay passcode #10030566, beginning 2:00 p.m. Eastern Daylight Time on July 11, 2013.

The API Technologies Investor Relations App is available free for iPhone® and iPad® via the Apple iTunes store and for Android™ devices via Google Play. For more information, visit http://www.apitech.com/investor-relations.

About API Technologies Corp.

API Technologies designs, develops and manufactures electronic systems, subsystems, RF and secure solutions for technically demanding defense, aerospace and commercial applications. API Technologies’ customers include many leading Fortune 500 companies. API Technologies trades on the NASDAQ under the symbol ATNY. For further information, please visit the Company website at www.apitech.com.

Non-GAAP Financial Information

In this press release, API has provided non-GAAP financial measures for Adjusted EBITDA, both excluding and including discontinued operations (the Sensors business). Non-GAAP Adjusted EBITDA including discontinued operations (Earnings before interest, taxes, depreciation and amortization) excludes restructuring charges, acquisition and divestiture-related charges, C-MAC pro forma adjustments, foreign exchange losses, stock-based compensation expenses, amortization of note discounts and deferred financing costs, goodwill impairment, SenDEC earn-out reversal, and certain other adjustments. Non-GAAP Adjusted EBITDA from continuing operations also excludes discontinued operations. Management believes the supplemental non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. In addition, some of the Adjusted EBITDA measures include operations that are no longer part of the Company’s ongoing operations. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, the ability of our review of strategic alternatives to maximize stockholder value and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K under Part I, Item 1A “Risk Factors” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts:

Phil Rehkemper

EVP and Chief Financial Officer

+1 855-294-3800

investors@apitech.com

Tara Condon

Vice President, Corporate Marketing & Investor Relations

+1 908-546-3903

investors@apitech.com

API Technologies Corp.

Financial Results

For the Three and Six Months Ended May 31, 2013

Consolidated Statement of Operations (unaudited)

in thousands USD

	For the Three Months Ended May 31, 2013	For the Three Months Ended May 31, 2012	For the Six Months Ended May 31, 2013	For the Six Months Ended May 31, 2012
Revenue, net	$68,101	$72,240	$129,113	$136,504
Cost of revenues
Cost of revenues	52,203	56,362	99,585	104,845
Restructuring charges	62	7,588	166	7,893

Total cost of revenues	52,265	63,950	99,751	112,738

Gross profit	15,836	8,290	29,362	23,766

Operating expenses
General and administrative	6,411	6,233	13,230	12,536
Selling expenses	4,121	3,750	7,838	7,170
Research and development	2,337	2,553	4,641	4,846
Business acquisition and related charges	620	2,378	1,088	2,669
Restructuring charges	322	3,905	563	4,244

	13,811	18,819	27,360	31,465

Operating income (loss)	2,025	(10,529)	2,002	(7,699)
Other expenses (income), net
Goodwill impairment	—	87,000	—	87,000
Interest expense, net	4,478	4,534	8,822	7,904
Amortization of note discounts and deferred financing costs	521	13,494	11,275	14,089
Other expenses (income), net	421	(1,986)	(376)	(2,045)

	5,420	103,042	19,721	106,948

Loss from continuing operations before income taxes	(3,395)	(113,572)	(17,719)	(114,647)
Expense (benefit) for income taxes	(93)	(3,254)	549	(4,306)

Loss from continuing operations, net of income taxes	(3,302)	(110,318)	(18,268)	(110,341)
Income from discontinued operations, net of income taxes	10,774	811	11,314	1,607

Net income (loss)	$7,472	$(109,507)	$(6,954)	$(108,734)
Accretion on preferred stock	(290)	—	(290)	—

Net Income (loss) attributable to common shareholders	$7,182	$(109,507)	$(7,244)	$(108,734)

Loss per share from continuing operations—Basic and diluted	$(0.06)	$(1.99)	$(0.33)	$(2.00)
Income per share from discontinued operations—Basic and diluted	$0.19	$0.01	$0.20	$0.03

Net income (loss) per share—Basic and diluted	$0.13	$(1.98)	$(0.13)	$(1.97)

Weighted average shares outstanding
Basic	55,402,595	55,329,607	55,386,031	55,261,526
Diluted	55,402,595	55,329,607	55,386,031	55,261,526

Consolidated Balance Sheets (unaudited)

in thousands USD

	May 31, 2013	November 30, 2012
Assets
Current
Cash and cash equivalents	$8,729	$20,550
Restricted cash	1,500	700
Accounts receivable	42,404	41,624
Inventories, net	63,706	61,896
Deferred income taxes	1,039	1,038
Prepaid expenses and other current assets	2,722	2,560
Current assets of discontinued operations	—	9,803

	120,100	138,171
Fixed assets, net	37,677	40,317
Fixed assets held for sale	150	900
Goodwill	131,572	131,572
Intangible assets, net	43,217	47,934
Other non-current assets	3,593	5,760
Long-lived assets of discontinued operations	—	28,061

Total assets	$336,309	$392,715

Liabilities, Redeemable Preferred Stock and Shareholders’ Equity
Current
Accounts payable and accrued expenses	$34,939	$39,599
Deferred revenue	1,934	385
Current portion of long-term debt	8,387	2,328
Current liabilities of discontinued operations	—	1,888

	45,260	44,200
Deferred income taxes	4,176	3,410
Other long-term liabilities	1,013	1,048
Long-term debt, net of current portion and discount	129,343	179,503

	179,792	228,161

Redeemable Preferred Stock	25,478	25,581
Shareholders’ equity
Common stock	55	55
Special voting stock	—	—
Additional paid-in capital	327,573	326,973
Common stock subscribed but not issued	2,373	2,373
Accumulated deficit	(199,757)	(192,513)
Accumulated other comprehensive income	795	2,085

	131,039	138,973

Total Liabilities, Redeemable Preferred Stock and Shareholders’ Equity	$336,309	$392,715

Consolidated Adjusted EBITDA

in thousands USD

The following table reconciles three and six months GAAP loss from continuing operations to non-GAAP Adjusted EBITDA from continuing operations and to non-GAAP Adjusted EBITDA, including discontinued operations.

	Three Months Ended May 31,		Six Months Ended May 31,
	2013	2012	2013	2012
Loss from continuing operations	$(3,302)	$(110,318)	$(18,268)	$(110,341)
Adjustments
Interest expense, net	4,478	4,534	8,822	7,904
Amortization of note discounts and deferred financing costs	521	13,494	11,275	14,089
Depreciation and amortization	4,354	4,674	8,702	8,440
Goodwill impairment	—	87,000		87,000
Income and franchise taxes	56	(3,254)	726	(4,307)
Stock based compensation	210	635	600	1,493
Restructuring charges	384	11,494	729	12,138
Acquisition related charges	620	2,378	1,088	2,669
Other adjustments (A)	1,293	474	1,397	1,351
SenDEC earn-out reversal	—	(2,213)	—	(2,213)
C-MAC pro-forma adjustment	—	650	—	650
Foreign exchange loss	116	64	116	—

Adjusted EBITDA from continuing operations	$8,730	$9,612	$15,187	$18,872

Adjusted EBITDA Margin from discontinued operations	12.8%	13.3%	11.8%	13.8%

Revenue from discontinued operations	3,124	6,667	9,270	13,119

EBITDA from discontinued operations	412	1,594	1,584	3,162

Total revenue including discontinued operations	$71,225	$78,907	$138,383	$149,623

Total adjusted EBITDA including discontinued operations	$9,142	$11,206	$16,771	$22,034

Total adjusted EBITDA Margin including discontinued operations	12.8%	14.2%	12.1%	14.7%

(A)	Charges in 2013were primarily related to$1.5 million of non-cash inventory provisions, $0.4 million financing related charges, partially offset by a $0.5 million reduction of the contingency accrual. Charges in 2012 primarily related to $1.0 million of non-cash inventory provisions and a $0.1 million loss on the sale of real estate held for sale.

Additional Adjusted EBITDA Reconciliations

in thousands USD

Three Months Ending May 31, 2013	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q2	Q2	Q2	Q2	Q2	Q2
Revenue	$46,737	$5,135	$51,872	$16,229	$—	$68,101
Income (loss) from continuing operations	6,143	948	7,091	(346)	(10,047)	(3,302)
Adjustments
Interest expense, Net	(547)	(14)	(561)	42	4,997	4,478
Amortization of note discounts and deferred financing costs	—	—	—	—	521	521
Depreciation and amortization	2,930	93	3,023	1,247	84	4,354
Income and franchise taxes	(1,441)	122	(1,319)	—	1,375	56
Stock based compensation	—	—	—	—	210	210
Restructuring charges	228	37	265	25	94	384
Acquisition related charges	25	—	25	6	589	620
Other adjustments (A)	864	—	864	100	329	1,293
Foreign exchange loss	—	—	—	—	116	116
Net corporate costs (B)	(1,189)	(131)	(1,320)	(412)	1,732	—
Add-Back Total	870	107	977	1,008	10,047	12,032

Adjusted EBITDA from continuing operations	$7,013	$1,055	$8,068	$662	$—	$8,730

Adjusted EBITDA Margin from continuing operations	15.0%	20.5%	15.6%	4.1%	0.0%	12.8%

Revenue from discontinued operations	3,124	—	3,124	—	—	3,124

EBITDA from discontinued operations	412	—	412	—	—	412

Total revenue including discontinued operations	$49,861	$5,135	$54,996	$16,229	$—	$71,225

Total adjusted EBITDA including discontinued operations	$7,425	$1,055	$8,480	$662	$—	$9,142

Total adjusted EBITDA Margin	14.9%	20.5%	15.4%	4.1%	0.0%	12.8%

(A)	Charges primarily related to non-cash reserves, inventory provisions, and finance related charges.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Additional Adjusted EBITDA Reconciliations

in thousands USD

Three Months Ending February 28, 2013	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q1	Q1	Q1	Q1	Q1	Q1
Revenue	$42,302	$3,842	$46,144	$14,868	$—	$61,012
Income (loss) from continuing operations	2,656	713	3,369	(934)	(17,401)	(14,966)
Adjustments
Interest expense, Net	656	(2)	654	36	3,654	4,344
Amortization of note discounts and deferred financing costs	—	—	—	—	10,754	10,754
Depreciation and amortization	2,941	98	3,039	1,227	82	4,348
Income and franchise taxes	(412)	58	(354)	—	1,024	670
Stock based compensation	—	—	—	—	390	390
Restructuring charges	238	43	281	26	38	345
Acquisition related charges	49	—	49	6	413	468
Other adjustments (A)	428	—	428	215	(539)	104
Foreign exchange loss	—	—	—	—	—	—
Net corporate costs (B)	(1,100)	(100)	(1,200)	(385)	1,585	—
Add-Back Total	2,800	97	2,897	1,125	17,401	21,423

Adjusted EBITDA from continuing operations	$5,456	$810	$6,266	$191	$—	$6,457

Adjusted EBITDA Margin from continuing operations	12.9%	21.1%	13.6%	1.3%	0.0%	10.6%

Revenue from discontinued operations	6,146	—	6,146	—	—	6,146

EBITDA from discontinued operations	1,172	—	1,172	—	—	1,172

Total revenue including discontinued operations	$48,448	$3,842	$52,290	$14,868	$—	$67,158

Total adjusted EBITDA including discontinued operations	$6,628	$810	$7,438	$191	$—	$7,629

Total adjusted EBITDA Margin	13.7%	21.1%	14.2%	1.3%	0.0%	11.4%

(A)	Charges primarily related to non-cash reserves, inventory provisions, and finance related charges, partially offset by the reduction of the contingency accrual.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.

Additional Adjusted EBITDA Reconciliations

in thousands USD

Three Months Ending May 31, 2012	SSC	SSIA	Sub-total SSC & SSIA	EMS	Corporate	Total
	Q2	Q2	Q2	Q2	Q2	Q2
Revenue	$47,865	$8,044	$55,909	$16,331	$—	$72,240
Income (loss) from continuing operations	6,059	1,021	7,080	(100,172)	(17,226)	(110,318)
Adjustments
Interest expense, Net	17	2	19	—	4,515	4,534
Amortization of note discounts and deferred financing costs	—	—	—	—	13,494	13,494
Depreciation and amortization	3,423	90	3,513	1,111	50	4,674
Goodwill impairment	—	—	—	87,000	—	87,000
Income and franchise taxes	(843)	425	(418)	—	(2,836)	(3,254)
Stock based compensation	—	—	—	—	635	635
Restructuring charges	732	56	788	10,633	73	11,494
Acquisition related charges	454	—	454	—	1,924	2,378
C-MAC pro-forma adjustments	650	—	650	—	—	650
Other adjustments (A)	2	472	474	—	—	474
SenDEC earn-out reversal	—	—	—	—	(2,213)	(2,213)
Foreign exchange loss	14	(22)	(8)	—	72	64
Net corporate costs (B)	(1,002)	(168)	(1,170)	(342)	1,512	—
Add-Back Total	3,447	855	4,302	98,402	17,226	119,930

Adjusted EBITDA from continuing operations	$9,506	$1,876	$11,382	$(1,770)	$—	$9,612

Adjusted EBITDA Margin from continuing operations	19.9%	23.3%	20.4%	-10.8%	0.0%	13.3%

Revenue from discontinued operations	6,667	—	6,667	—	—	6,667

EBITDA from discontinued operations	1,594	—	1,594	—	—	1,594

Total revenue including discontinued operations	$54,532	$8,044	$62,576	$16,331	$—	$78,907

Total adjusted EBITDA including discontinued operations	$11,100	$1,876	$12,976	$(1,770)	$—	$11,206

Total adjusted EBITDA Margin	20.4%	23.3%	20.7%	-10.8%	0.0%	14.2%

(A)	Charges primarily related to non-cash reserves, inventory provisions, and finance related charges.
(B)	Net Corporate costs are allocated to the three segments by percentage of total consolidated revenues.